Exhibit 1

Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them of a Statement on Schedule 13G (including any further amendments thereto) with respect to the common stock, par value $0.0001 per share, of Apptio, Inc.

Dated: February 14, 2018

MADRONA VENTURE FUND III, L.P.
By: /s/ Troy Cichos
Troy Cichos
Its Authorized Signatory
MADRONA VENTURE FUND III-A, L.P.
By: /s/ Troy Cichos
Troy Cichos
Its Authorized Signatory
MADRONA INVESTMENT PARTNERS III, L.P.
By: /s/ Troy Cichos
Troy Cichos
Its Authorized Signatory
MADRONA III GENERAL PARTNER, LLC
By: /s/ Troy Cichos
Troy Cichos
Its Authorized Signatory
*
Matt McIlwain
*
Tom A. Alberg
*
Paul Goodrich
*
Len Jordan
*
Tim Porter
*
Scott Jacobson

* By:	/s/ Troy Cichos

Attorney-in-Fact pursuant to Power of Attorney filed as Exhibit 1 to initial Schedule 13G filed with the SEC on February 14, 2017